Exhibit 3.17

06178—0845

The State of Ohio

Bob Taft

Secretary of State

316537

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous ings; that said records show the filing and recording of: AMA CHP CBN of:

MAGNUM MANAGEMENT CORPORATION FORMERLY THE CEDAR POINT TRANSPORTATION COMPA NY

United States of America

State of Ohio

Office of the Secretary of State

THE SEAL OF THE SECRETARY OF THE STATE OF OHIO

WITH GOD ALL THINGS ARE POSSIBLE

Recorded on Roll 6178 at Frame 0846 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State at Columbus, Ohio, this 8TH day of JAN

A.D. 1998

Bob Taft

BOB TAFT,

Secretary of State

06178—0846

Prescribed by

BOB TAFT, Secretary of State

30 East Broad Street, 14th Floor

Columbus, Ohio 43266-0418

Charter No. 316537

Approved CR

Date 1-8.98

Fee 35.00

07122951801

CERTIFICATE OF AMENDMENT BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

The Cedar Point Transportation Company

(Name of Corporation)

Richard L. Kinzel who is:

Chairman of the Board President Vice President (Please check one)

and Brenda S. Lakner who is:

Secretary Assistant Secretary (Please check one)

of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements)

a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted

See attached resolution

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 23rd day of December, 1997 by Brenda S. Lakner

(President) (Secretary)

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES, TWO SEPARATE SIGNATURES ARE REQUIRED. EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE

ISO FOAM SHAM

06178—0847

JOINT ACTION OF THE DIRECTOR AND SHAREHOLDER OF

THE CEDAR POINT TRANSPORTATION COMPANY

December 23, 1997

The undersigned, being the sole director and the sole shareholder of The Cedar Point Transportation Company, an Ohio corporation (the “Corporation”), hereby take the following actions as of the date set forth above by this writing signed and approved by them pursuant to the provisions of $1701.54 of the Ohio Revised Code.

The following resolutions with respect to amending the Articles of Incorporation of the corporation are hereby adopted:

RESOLVED, that the name of the Corporation be changed from “The Cedar Point Transportation Company” to “Magnum Management Corporation” and that the officers of the Corporation shall take any and all necessary or appropriate action to effect such a change; and it is

FURTHER RESOLVED, that the purposes for which the Corporation is organized be amended to the following:

To engage in any and all lawful acts or activities for which corporations may be organized under the law of the State of Ohio as presently in effect or as it may hereafter be amended.

FURTHER RESOLVED, that the Articles of Incorporation of the Corporation shall be amended in the form of the Amended and Restated Articles of Incorporation attached hereto and that the officers of the corporation shall lake any and all necessary or appropriate action to effect such amendment.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

06178—0848

IN WITNESS WHEREOF, the undersigned, being the sole director and the sole shareholder of the corporation, have executed this action effective as of the date first set forth above.

SOLE SHAREHOLDER	SOLE DIRECTOR

CEDAR FAIR L.P., a Delaware limited partnership	/s/ Richard L. Kinzel
Richard L. Kinzel

By Cedar Fair Management Company Managing General Partner

By:	/s/ Richard L. Kinzel

Name:	Richard L. Kinzel

Title:	President & CEO

06178—0849

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

MAGNUM MANAGEMENT CORPORATION

(Incorporated January 3, 1963/Ohio Charter Number 316537)

FIRST:             The name of the Corporation shall be Magnum Management Corporation.

SECOND:        The principal office of the Corporation in the State of Ohio is to be located at Sandusky in Erie County.

THIRD:            The purposes for which, and for any of which, the Corporation is formed are as follows:

To engage in any and all lawful acts or activities for which corporations may be organized under the law of the State of Ohio as presently in effect or as it may hereafter be amended.

The Corporation reserves the right at any time and from time to time to substantially change its purposes in any manner now or hereafter permitted by statute. Any change of the purposes of the Corporation authorized or approved by the holders of shares entitled to exercise the proportion of the voting power of the Corporation now or hereafter required by statute for such authorization or approval shall be binding and conclusive upon every shareholder of the Corporation as fully as if such shareholder had voted therefor, and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

FOURTH:        The number of shares which the Corporation is authorized to have outstanding is 250 shares of Common Stock without par value.

06178—0850

FIFTH:             The amount of stated capital with which the Corporation will begin business is $500.

SIXTH:             No holders of any class of shares of the Corporation shall have any preemptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation.

SEVENTH:      The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

EIGHTH:         A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction, contract or other act of the Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm in which such director or officer is a member, or any corporation of which such director or officer is a shareholder, director or officer, is in any way interested in such transaction, contract or other act, provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such transaction, contract or other act shall be taken; nor shall any such director or officer be accountable or responsible to the Corporation for or in respect of any such

2

06178—0851

transaction, contract or other act of the Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction, contract or other act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer were not interested in such transaction, contract or other act.

NINTH:            Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any member, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Amended and Restated Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

TENTH:            These amended and restated articles of incorporation supersede the articles of incorporation and amendments thereto of the Corporation in effect immediately prior the date of adoption of these amended and restated articles of incorporation.

[End of Amended and Restated Articles of Incorporation]

B-8095

9-13-62

REGULATIONS

OF

THE CEDAR POINT TRANSPORTATION COMPANY

ARTICLE I

SHAREHOLDERS’ MEETINGS.

Section 1.    Annual Meeting

The annual meeting of shareholders shall be held, at such hour as may be designated in the Notice of said meeting, on the third Wednesday in June of each year, if not a legal holiday; and if a legal holiday, then on the next day not. a legal holiday, for the election of Directors and the consideration of reports to be laid before such meeting. “Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When, the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose

Section 2.    Special Meetings

Special meetings of shareholders may be called by the Chair man of the Board or the President or a Vice President, or by the Directors by action at a meeting, or by a majority of the Directors acting, without a meeting, of by the person or persons who bold not less than twenty-five per cent of all shares outstanding and entitled to. be voted on any proposal to be. submitted at said meeting.

Upon request in writing delivered either in person or by registered mail to. the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forth with cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than sixty days after the receipt of such request as such officer shall fix. If such notice is not given within twenty-days after the delivery of mailing of such request, the person or persons calling the meeting may fix the time of meeting and give, of cause to be given, notice in the manner hereinafter provided.

Section 3.    Place of Meetings

All meetings of shareholders shall be held at the principal office of the Corporation.

Section 4.    Notice of Meetings

Not more than sixty days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders, at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 5.    Shareholders Entitled to Notice and to Vote

If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next pre-ceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

Section 6.    Inspectors of Election - List of Shareholders

Inspectors of Election may be appointed to act at any meeting of shareholders in accordance with statute.

At any meeting of shareholders, an alphabetically arranged list,-or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, shoving their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

Section 7.    Quorum

To constitute a quorum at any meeting of shareholders, there shell be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time.

Section 8.    Voting

In all cases, except where otherwise by statute or the Articles or the Regulations provided, a majority of the votes cast shall control.

Cumulative voting in the election of Directors shall be permitted as provided by statute.

Section 9.    Reports to Shareholders

At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.

Section 10.    Action Without a Meeting

Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE II

DIRECTORS

Section 1.    Election, Number and Term of Office

The Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of shareholders and until his successor is elected, or until his earlier resignation; removal from office, or death At any meeting of shareholders at which Directors are to be elected,” only persons nominated as candidates shall be eligible for election.

The number of Directors, which shall not be less than three, may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present; by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.

Section 2.    Meetings

Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by not less than one-third, of the Directors. Notice of the time and place of a special meeting shall be. served upon or telephoned to each Director at least twenty-four hours, or mailed, telegraphed or cabled to each Director at least forty-eight hours, prior to the time of the meeting.

Section 3.    Quorum

A majority of the number of Directors then in office (but in no event more than five) shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

Section 4.    Action Without a Meeting

Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting in a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

Section 5.    Committees

The Directors may from time to time create an executive committee or any other committee or committees of Directors, to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member of members at any meeting of such committee.

Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any. such committee without a meeting by a writing or writings signed by all of its members’. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

ARTICLE III

OFFICERS

Section 1.    Officers

The Corporation may have a Chairman of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Treasurer. The. Corporation may also have one or more Vice. Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

Section 2.    Authority and Duties of Officers

The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

1.      Each Director and each officer of the Corporation, and each person who may have served at its request as a Director or officer of another corporation in which it owns shares or of which it is a creditor, shall be indemnified by the Corporation against all costs and expense’s reasonably incurred by him for advice or assistance concerning, or in. connection with the defense of, any claim asserted or suit or proceeding brought against him by reason of his being or having been a Director or officer of the Corporation, or of such other corporation, whether or not he continues to be a Director or officer at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such Director or officer shall have been derelict in the performance of his duty as such Director or officer.

2.      For the purposes of this Article, a Director or officer shall conclusively be deemed not to have been derelict in the performance of his duty as such Director or officer

(a) in a matter which shall have been the subject of (a) suit or proceeding in which he was a party disposed of by adjudication on the merits, unless he shall have been finally adjudged in such suit or proceeding to have’ been derelict in the performance of his duty as such Director or officer, or

(b) in a matter not falling within (a) next pre ceding if either all disinterested. Directors or a committee of disinterested shareholders of the Corporation (excluding therefrom any Director or officer), selected as hereinafter provided, shall determine that he. is not derelict

The selection of the committee of shareholders provided above may be made by unanimous action of the disinterested Directors or, if there be no disinterested Director or Directors, by the chief executive officer of the Corporation, provided that not less than three shareholders shall be selected in any case. A Director or shareholder shall be deemed disinterested in a matter if he has no interest there-in other than as a Director or shareholder of the Corporation, as the case may be. The foregoing shall not constitute exclusive tests as to dereliction and no determination as to dereliction shall be questioned on the ground that it is made. otherwise than as provided above. The Corporation may pay the fees and expenses of the shareholders or Directors, as the case may be, incurred in connection with making a determination above provided.

3.       The foregoing right of indemnification shall be in addition to any rights to which any Director or officer may otherwise be entitled as a matter of law

ARTICLE V

MISCELLANEOUS

Section 1.    Transfer and Registration of Certificates

The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

Section 2.    Substituted Certificates

Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors of to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 3.    Voting Upon Shares Held by the Corporation

Unless otherwise ordered by the Directors, the President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

Section 4.    Corporate Seal

The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the words “Corporate Seal” stamped across the center.

Section 5.    Articles to Govern

In case any provision of these Regulations shall be inconsistent with the Articles, the Articles shall govern.

Section 6.    Amendments

These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal, provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.